FOR IMMEDIATE RELEASE

Media Contact:                                      Investor Contact:
Catherine M. Conroy                                 Kevin Zuccala
Donaldson, Lufkin & Jenrette                        Donaldson, Lufkin & Jenrette
212-892-3275                                        212-892-4693


          DLJDIRECT SECOND QUARTER NET $5.1 MILLION, OR $0.05 PER SHARE

             REVENUES INCREASE 111 PERCENT OVER SECOND QUARTER 1998

         NEW YORK, NY - JULY 20, 1999 - Donaldson, Lufkin & Jenrette, Inc. (NYSE: DLJ), announced today that DLJdirect, its online brokerage service, earned net income of $5.1 million, or $0.05 per share (pro forma diluted), for the second quarter of 1999. This compares to $1.2 million, or $0.01 per share (pro forma diluted), for the second quarter of 1998. Total revenues for the second quarter of 1999 were $59.7 million, double those for the comparable period a year ago and 26 percent ahead of revenues for the first quarter of 1999.

         On May 26, Donaldson, Lufkin & Jenrette issued 18.4 million shares of a new series of common stock (NYSE: DIR) that tracks the performance of DLJdirect. Net proceeds from the offering were $343.2 million, of which $235.9 million was allocated to DLJdirect.

         Commissions, DLJdirect's largest source of revenues, were $35.7 million during the second quarter of 1999, 91 percent greater than the second quarter of 1998. Highlighting DLJdirect's emphasis on the serious online investor, the number of total accounts, active accounts, assets in customer accounts and average number of trades per day continued to increase versus the second quarter of 1998.

         Blake Darcy, Chief Executive Officer of DLJdirect, said, "We are delighted with DLJdirect's performance during the second quarter, especially in the context of low advertising expenditures. Our new $65 million campaign began its initial rollout in late

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June. The bulk of these advertising expenditures, however, will be incurred as the campaign moves into full gear later this year. We anticipate that the benefits of increased brand awareness will be realized in subsequent quarters."

         Glenn Tongue, DLJdirect's President said, "We are also especially pleased with the growth in our underwriting business in the quarter. DLJdirect received its underwriting powers from the NASD late in the first quarter of 1999 and acted as either a co-manager or internet distributor in a record 26 offerings of common stock during the first half of 1999, distributing over 5 million shares to its customers."

GROWTH IN CUSTOMERS, ASSETS AND TRADING ACTIVITY

         As of June 30, 1999, DLJdirect had 656,000 customer accounts, 42 percent more than the second quarter a year ago. Active customer accounts at the end of the second quarter of 1999 increased 56 percent to 277,000 when compared to the end of the same year earlier period. During the second quarter of 1999, DLJdirect opened 1,050 new accounts per day, double the daily average opened in the second quarter in 1998. Assets in customer accounts on June 30, 1999 were $13.3 billion, up from $6.7 billion at the end of the second quarter of 1998.

         DLJdirect executed 1.4 million trades during the second quarter of 1999, compared to 675,000 trades executed during the second quarter of 1998. DLJdirect executed 22,200 trades per day during the second quarter of 1999, more than double the number of trades per day during the same year earlier period.

NEW INITIATIVES AND AWARDS

         Through a joint venture between DLJdirect Inc. and Japanese partners, including companies from Sumitomo Group, DLJdirect began offering online brokerage services to Japanese investors in June, under the brand name DLJdirect SFG. As the first U.S. online brokerage firm to offer trading in Japan, the company's services include internet trading of stocks on the Tokyo and Osaka Stock Exchanges, over-the-counter stocks, money market funds, real-time and historical stock prices and charts, company and economic news, and equities research. Also in June, DLJdirect was rated the best E-broker in Worth magazine's first annual "Reader's Choice" awards, adding to the firm's number

                                       2
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one ranking among U.S. online brokerage firms by Barron's, TheStreet.com, and
Time Digital (a supplement to Time magazine).

SIX MONTH HIGHLIGHTS

         Net income reported for the first six months of 1999 was $12.2 million, as opposed to a loss of $1.1 million for the first half of 1998. Earnings per share (pro forma diluted) for the first six months of 1999 were $0.12. Total revenues for the first half of 1999 were $106.9 million, double the $52.3 million for the same period in 1998.

         DLJdirect is one of America's premier online brokerage firms. Established in 1988, DLJdirect offers a broad range of investment products and services to sophisticated, self-directed investors, representing approximately $13.3 billion in assets. For more information on DLJdirect, refer to the company's world wide web site at www.dljdirect.com.

         Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. For more information on Donaldson, Lufkin & Jenrette, refer to the company's world wide web site at www.dlj.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.

                             Financial Tables Follow

                                      3
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                                    DLJDIRECT
                   Combined Summary of Operations (Unaudited)
           (in thousands, except per share data and financial ratios)



                                                       -----------------------------------------------------------------------------
                                                                   QUARTERS ENDED                       SIX MONTHS ENDED
                                                                      JUNE 30,                              JUNE 30,
                                                              1999             1998                 1999              1998
                                                       -----------------------------------------------------------------------------
Revenues:
  Commissions                                          $      35,711     $     18,741          $    67,765       $   34,871
  Fees                                                        15,554            6,155               25,150           11,295
  Interest-net                                                 8,409            3,382               13,961            6,169
                                                        ------------      -----------           ----------        ---------
      Total revenues                                          59,674           28,278              106,876           52,335
                                                        ------------      -----------           ----------        ---------

Costs and expenses:
  Compensation and benefits                                   13,532            6,920               24,215           12,679
  Brokerage, clearing, exchange
    fees, and other                                            9,220            6,669               18,074           12,740
  Advertising                                                 13,232            4,323               19,333           13,333
  Occupancy and equipment                                      1,968            1,231                3,471            2,312
  Communications                                               2,719            1,546                5,424            2,735
  Technology costs                                               531            1,204                1,811            2,307
  Other operating expenses                                     7,231            4,431               12,046            8,091
                                                        ------------      -----------           ----------        ---------
    Total costs and expenses                                  48,433           26,324               84,374           54,197
                                                        ------------      -----------           ----------        ---------

Income (loss) before income tax provision
(benefit) and equity in net loss of joint venture             11,241            1,954               22,502           (1,862)
                                                        ------------      -----------           ----------        ---------

Income tax provision (benefit)                                 5,209              798                9,297             (761)

Equity in net loss of joint venture (2)                         (956)               0                 (956)               0
                                                        ------------      -----------           ----------        ---------

Net income (loss)                                      $       5,076     $      1,156          $    12,249 $         (1,101)
                                                        ============      ===========           ==========        =========

Pro forma earnings (loss) per share (3):
   Basic                                               $        0.05     $       0.01          $      0.12       $    (0.01)
   Diluted                                             $        0.05     $       0.01          $      0.12       $    (0.01)
                                                        ============      ===========           ==========        =========
Weighted average notional and outstanding shares:
   Basic                                                     102,650          102,650              102,650          102,650
   Diluted                                                   104,673          104,673              104,673          104,673
                                                        ============      ===========           ==========        =========
Earnings (loss) attributable to:
   DLJ Retained Interest (Pro forma)                   $       4,167     $      1,156          $    10,056       $   (1,101)
   DLJdirect Tracking Stock (Pro forma) (1)                      909                0                2,193                0
                                                        ============      ===========           ==========        =========
Tracking Stock pro forma earnings per share (3):
   Basic                                               $        0.05                           $      0.12
   Diluted                                             $        0.04                           $      0.11
                                                        ============                            ==========
Earnings for period
   May 28-June 30, 1999                                $         271                           $       271
                                                        ============                            ==========
   Earnings attributable to:
   DLJ Retained Interest                               $         222                           $       222
   DLJdirect Tracking Stock                                       49                                    49
                                                        ============                            ==========
Tracking Stock earnings per share (4):
   Basic                                               $        0.00                           $      0.00
   Diluted                                             $        0.00                           $      0.00
                                                        ============                            ==========
Tracking Stock weighted average common shares (4):
   Basic                                                      18,400                                18,400
   Diluted                                                    20,423                                20,423
                                                        ============                            ==========


                                       4

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                                    DLJDIRECT
                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)



                                              ---------------------------------------------------------
                                                        QUARTER ENDED         SIX MONTHS ENDED
                                                          JUNE 30,                JUNE 30,
                                                            1999                   1999
                                              ---------------------------------------------------------
BALANCE SHEET DATA AT END OF PERIOD:
  Total allocated equity                                                      $      235,992
                                                                                ============
  Common shares at end of period:
     DLJ Retained Interest (Notional)                                                 84,250
     DLJdirect Tracking Stock Outstanding                                             18,400
                                                                                ============

OTHER FINANCIAL DATA AT END OF PERIOD:
  Pro forma return on average common
     stockholders' equity (5)                              15.2%                        30.7%



(1) In March 1999, the Board of Directors of Donaldson, Lufkin & Jenrette ("DLJ Inc.") and the majority shareholder of DLJ Inc. approved the authorization of the issuance by DLJ Inc. of a new series of common stock, DLJdirect Common Stock. The DLJdirect Common Stock will track the separate performance of DLJ Inc.'s existing online discount brokerage and related investment services business for periods subsequent to the date of the offering ("Tracking Stock") . On May 28, 1999 ("the closing date"), DLJ Inc. issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances. Net proceeds from the offering amounted to $343.2 million of which $235.9 million was allocated to DLJdirect Common Stock.

     As a result of the offering, DLJ Inc. has a retained interest of 82.1% in DLJdirect represented by 84.3 million notional shares. The 18.4 million shares of DLJdirect Tracking Stock reflects the 17.9% owned by the public. Prior to the offering DLJ Inc. had a 100% interest in the earnings of DLJdirect.

(2) In March 1999, DLJdirect entered into a joint venture agreement with a Japanese bank. DLJdirect has a 50% interest in this joint venture which amount is included in equity from net loss of joint venture in the statement of operations.

(3) Pro forma earnings per share amounts have been calculated by dividing net income (loss) by the weighted average notional and outstanding tracking shares as if the issuance of the DLJdirect Tracking Stock occurred at the beginning of 1999. The notional shares represent DLJ's 82.1% retained interest in DLJdirect. Prior to the offering, DLJ Inc. had a 100% interest in the earnings of DLJdirect. These pro forma amounts are presented for comparative purposes only.

     Tracking Stock pro forma earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding as if the issuance of the DLJdirect Tracking Stock occurred at the beginning of 1999. These pro forma amounts are presented for comparative purposes only.

(4) Basic earnings per share for DLJdirect is calculated by dividing earnings applicable to common shares for the period the tracking stock was outstanding (May 28, 1999 to June 30, 1999) by the weighted average actual common shares outstanding. Earnings per share amounts for such period rounds to less than $0.01. Diluted earnings per common share include the dilutive effect of options calculated under the treasury stock method. Net income for DLJdirect for such period was $271 thousand of which 17.9% or $49 thousand is applicable to common shareholders of DLJdirect and 82.1% or $222 thousand is applicable to the retained interest of DLJ. DLJ's retained interest excludes the effect of the 10 million shares of common stock that have been reserved for issuance under the DLJdirect Stock Option Plan. Earnings per share for periods prior to the closing date are not presented as such amounts are not meaningful.

(5) Pro forma return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to Tracking Stock (pro forma for the quarter ended June 30, 1999).